EXHIBIT 5.1




VEDDER PRICE                                 VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                             222 NORTH LASALLE STREET
                                             CHICAGO, ILLINOIS  60601
                                             312-609-7500
                                             FACSIMILE:  312-609-5005

                                             A PARTNERSHIP INCLUDING VEDDER,
                                             PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                             WITH OFFICES IN CHICAGO, NEW YORK
                                             CITY AND LIVINGSTON, NEW JERSEY

                                    May 26, 2004


Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045

         Re:      Registration Statement on Form S-3

Gentlemen:

         We are acting as special counsel to Wintrust Financial Corporation, an Illinois corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") relating to up to 275,000 shares of the Company's common stock, without par value (the "Common Stock"), of which (1) 63,684 shares have been newly issued pursuant to the terms of that certain Agreement and Plan of Merger dated May 4, 2004 relating to the acquisition of Guardian Real Estate Services, Inc. (the "Agreement"); (2) 116,754 shares have been newly issued pursuant to the terms of that certain Stock Purchase Agreement dated May 4, 2004 relating to the acquisition of SGB Corporation (the "Purchase Agreement"); and
(3) up to 94,562 shares are issuable upon the attainment by Guardian Real Estate Services, Inc. of certain contingent performance measures over the next five years. The Common Stock is being offered for sale by shareholders of the Company who received the shares in connection with the Company's acquisition of SGB Corporation and Guardian Real Estate Services, Inc. The Company is registering the shares to enable the selling shareholders to resell the shares publicly from time to time or on a delayed basis.

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the By-Laws of the Company, as well as representations of management as to factual matters and such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that: (1) the 180,438 shares of newly issued Common Stock offered pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable shares of Common Stock; and (2) based on the number of shares outstanding on the date hereof and assuming the remaining 94,562 shares are issued in accordance with the terms of the Agreement, such shares of Common Stock, if and when so issued, will be duly authorized and validly issued and fully paid and nonassessable.

Wintrust Financial Corporation
May 26, 2004
Page 2

         The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

         The opinion expressed herein is a matter of professional judgment and is not a guarantee of result. This opinion is given as of the date hereof and we assume no obligation to advise of any change which may hereafter be brought to our attention.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.

                                    Very truly yours,


                                    /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.


JRE
JDK